                                                     Free Writing Prospectus
                                                     Filed Pursuant to Rule 433
                                                     Registration No. 333-130789

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-130789) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus may be amended and/or supplemented prior to the time of sale. The information in this free writing prospectus supersedes any contrary information contained in any prior free writing prospectus relating to the subject securities and will be superseded by any contrary information contained in any subsequent free writing prospectus prior to the time of sale. In addition, certain information regarding the subject securities is not yet available and, accordingly, has been omitted from this free writing prospectus.

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system.

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2006-PWR12

APPENDIX C - CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING
COMMUNITY LOANS

                                                                              % OF                      % OF APPLICABLE
        MORTGAGE                                                          INITIAL POOL    LOAN GROUP       LOAN GROUP        # OF
ID   LOAN SELLER (1)   PROPERTY NAME                                         BALANCE     (ONE OR TWO)       BALANCE       PROPERTIES
--   ---------------   ------------------------------------------------   ------------   ------------   ---------------   ----------

 1        PMCF         Calypso Bay Apartments                                                  2             15.7%             1
 2        BSCMI        Reserve at Woodbridge                                                   2              8.6%             1
 3        PMCF         Hunter's Crossing Apartments                                            2              6.6%             1
 4         WFB         Coyote Creek Mobile Home Park                                           2              5.5%             1
 5        PMCF         McCallum Highlands                                                      2              4.4%             1
 6        PMCF         Villa Monterey Apartments                                               2              4.3%             1
 7        NLIC         College Park Apartments                                                 2              3.8%             1
 8         WFB         Lowell Emerson                                                          2              3.8%             1
 9        PMCF         Monrovia Villas                                                         2              3.7%             1
10         WFB         Saratoga Apartments                                                     2              3.7%             1
11        PMCF         Cedar Hills Manor                                                       2              3.5%             1
12        PMCF         Oates Creek Apartments                                                  2              3.5%             1
13         WFB         Camelot/Avalon MHP                                                      2              3.3%             1
14       PCF II        OakBrook Apartments                                                     2              3.3%             1
15       PCF II        Crestview Apartments                                                    2              3.0%             1
16        PMCF         Newport Square Apartments                                               2              2.9%             1
17        BSCMI        Guinea Grove Apartments                                                 2              2.5%             1
18        PMCF         Rugby Valley Apartments                                                 2              2.4%             1
19        PMCF         Fairmount Park Apartments                                               2              2.0%             1
20       PCF II        Hillside Garden Apartments                                              2              1.9%             1
21       PCF II        Highland Terrace Apartments                                             2              1.9%             1
22        BSCMI        1240 Sherman Avenue                                                     2              1.8%             1
23        PMCF         University Square                                                       2              1.4%             1
24        BSCMI        1945 Loring Place                                                       2              1.4%             1
25         WFB         Bedford Hills Apartment                                                 2              1.2%             1
26        BSCMI        Castle Arms Apartments                                                  2              1.0%             1
27         WFB         Manchester Place                                                        2              0.9%             1
28         WFB         7016 Weimer Apartments                                                  2              0.8%             1
29         WFB         The Preserve at Mallard Pond - Buildings 4 and 5                        2              0.7%             1
30       PCF II        River Drive Village Apartments                                          2              0.5%             1

                 GENERAL                         DETAILED
                PROPERTY                         PROPERTY
ID                TYPE                             TYPE                                  STREET ADDRESS
--   ------------------------------   ------------------------------   --------------------------------------------------

 1   Multifamily                      Garden                           3251 Wall Boulevard
 2   Multifamily                      Garden                           15000  West Airport
 3   Multifamily                      Garden                           1 Russett Lane
 4   Manufactured Housing Community   Manufactured Housing Community   2580 Senter Road
 5   Multifamily                      Mid Rise                         6565 McCallum Boulevard
 6   Multifamily                      Garden                           7400 East Golf Links Road
 7   Multifamily                      Garden                           899 Dogwood Avenue
 8   Multifamily                      High Rise                        1102-1110 8th Avenue
 9   Multifamily                      Garden                           340-10 West Duarte Road
10   Multifamily                      Garden                           2240 & 2340 W. University Drive
11   Multifamily                      Garden                           600 North Humboldt Avenue
12   Multifamily                      Low Rise                         1805 Oates Drive
13   Manufactured Housing Community   Manufactured Housing Community   1935 Lor Ray Drive and 2101 E, 2101 Excalibur Road
14   Multifamily                      Garden                           7670 North Oakbrook Drive
15   Multifamily                      Garden                           101 Lewis Drive
16   Multifamily                      Garden                           4562-4587, 22563-22935 Newport Lane
17   Multifamily                      Garden                           481 Remainder Estate Chocolate Hole
18   Multifamily                      Garden                           2165 West Rugby Avenue
19   Multifamily                      Low Rise                         1100 Yverdon Drive
20   Multifamily                      Garden                           3 Hillside Avenue
21   Multifamily                      Garden                           414 Highland Avenue
22   Multifamily                      Mid Rise                         1240 Sherman Avenue
23   Multifamily                      Student Housing                  412 S. 13th Street & 1344 Locust Street
24   Multifamily                      Mid Rise                         1945 Loring Place South
25   Multifamily                      Low Rise                         942 Simpson Terrace
26   Multifamily                      Low Rise                         3121 Speedway
27   Multifamily                      Garden                           5285 Manchester Drive
28   Multifamily                      Low Rise                         7016 Weimer Road
29   Multifamily                      Garden                           1530-1566 Blackbird Lane, 1658-1694 Duck Drive
30   Multifamily                      Garden                           424 River Drive

                                                                                                 CUT-OFF DATE         ORIGINAL
                                                                                CUT-OFF DATE      BALANCE PER     TERM TO MATURITY
ID             CITY                       COUNTY             STATE   ZIP CODE    BALANCE ($)   UNIT OR ROOM ($)     OR ARD (MOS.)
--   -----------------------   ---------------------------   -----   --------   ------------   ----------------   ----------------

 1   Gretna                    Jefferson Parish                LA      70056     32,934,213         117,622.19           120
 2   Sugar Land                Fort Bend                       TX      77478     18,000,000          62,500.00           120
 3   Middletown                Middletown                      CT      06457     13,925,000          70,328.28           120
 4   San Jose                  Santa Clara                     CA      95111     11,450,000          62,912.09            60
 5   Dallas                    Collin                          TX      75252      9,200,000          25,484.76           120
 6   Tucson                    Pima                            AZ      85730      9,074,100          25,205.83           120
 7   Lemoore                   Kings                           CA      93245      8,056,579          67,138.16           120
 8   Seattle                   King                            WA      98101      7,917,610          40,812.42           120
 9   Monrovia                  Los Angeles                     CA      91016      7,800,000         102,631.58           120
10   Mesa                      Maricopa                        AZ      85201      7,733,131          27,133.79           120
11   Willows                   Glenn                           CA      95988      7,343,333          40,796.29           120
12   Mesquite                  Dallas                          TX      75150      7,279,791          25,999.25           120
13   North Mankato             Nicollet                        MN      56003      6,994,365          16,813.38           120
14   Reynoldsburg              Franklin                        OH      43068      6,900,000          38,121.55           120
15   Millersville              Sumner                          TN      37072      6,300,000          32,984.29           120
16   Warrensville Heights      Cuyahoga                        OH      44128      6,087,839          84,553.33           120
17   No. 11 Cruz Bay Quarter   St.John, U.S.Virgin Islands     VI      00831      5,245,509         145,708.58           120
18   College Park              Fulton                          GA      30337      4,984,870          35,606.22           120
19   Camp Hill                 Cumberland                      PA      17011      4,181,384          63,354.31           120
20   Rockaway                  Morris                          NJ      07866      4,000,000          37,383.18           120
21   Clifton                   Passaic                         NJ      07011      4,000,000          42,105.26           120
22   Bronx                     Bronx                           NY      10456      3,693,891          63,687.77            60
23   Indiana                   Indiana                         PA      15701      3,000,000          46,153.85           120
24   Bronx                     Bronx                           NY      10453      2,845,294          67,745.10            60
25   Bedford Hills             Tarrant                         TX      76021      2,498,161          29,740.01           120
26   Austin                    Travis                          TX      78705      2,005,000          62,656.25           120
27   Maple Plain               Hennepin                        MN      55359      1,798,646          59,954.87           120
28   Anchorage                 Anchorage                       AK      99502      1,677,902          55,930.05           120
29   Howell                    Livingston                      MI      48855      1,398,775          69,938.73           120
30   Garfield                  Bergen                          NJ      07026      1,140,000          30,810.81           120

     STATED REMAINING     ORIGINAL       REMAINING      REMAINING                 DSCR        CUT-OFF         LTV
     TERM TO MATURITY   AMORTIZATION   AMORTIZATION   INTEREST ONLY          AFTER INITIAL   DATE LTV       RATIO AT
ID     OR ARD (MOS.)     TERM (MOS.)    TERM (MOS.)   PERIOD (MOS.)   DSCR     IO PERIOD       RATIO    MATURITY OR ARD
--   ----------------   ------------   ------------   -------------   ----   -------------   --------   ---------------

 1          118              360            358                       1.20        NAP          72.1%         60.7%
 2          118              360            360             58        1.69        1.37         72.4%         67.3%
 3          119              360            360             59        1.45        1.20         79.1%         73.8%
 4           59              360            360             11        1.44        1.23         62.6%         59.7%
 5          119              360            360             23        1.52        1.26         64.8%         57.2%
 6          117              360            357                       1.21        NAP          69.5%         58.8%
 7          117              360            357                       1.29        NAP          79.8%         67.3%
 8          119              360            359                       1.26        NAP          60.4%         50.7%
 9          119              360            360             59        1.46        1.21         68.7%         64.1%
10          117              360            357                       1.20        NAP          71.6%         60.6%
11          119              360            359                       1.20        NAP          67.4%         56.7%
12          117              360            357                        1.2        NAP          72.8%         61.8%
13          119              360            359                       1.31        NAP          76.8%         65.5%
14          119              360            360             11        1.45        1.21         79.3%         68.6%
15          118              360            360             10        1.53        1.27         77.8%         67.1%
16          118              360            358                       1.21        NAP          76.7%         64.5%
17          119              360            359                       1.26        NAP          69.0%         58.5%
18          117              360            357                       1.50        NAP          63.1%         52.9%
19          118              240            238                       1.11        NAP          69.7%         45.3%
20          118                0              0            118        2.88        NAP          39.6%         39.6%
21          118                0              0            118        2.13        NAP          47.1%         47.1%
22           58              360            358                       1.20        NAP          51.5%         48.2%
23          119              360            360             23        1.43        1.20         75.6%         66.9%
24           58              360            358                       1.27        NAP          47.9%         44.6%
25          119              360            359                        1.3        NAP          65.7%         56.6%
26          118              360            360             34        1.48        1.24         72.9%         65.8%
27          119              360            359                       1.20        NAP          79.9%         68.7%
28          119              300            299                       1.38        NAP          73.0%         57.0%
29          119              360            359                       1.47        NAP          59.5%         50.3%
30          118                0              0            118        2.81        NAP          36.8%         36.8%

                                                                                    STUDIOS                    1 BEDROOM
     UTILITIES                                                                       NO. OF       AVG RENT       NO. OF
ID   PAID BY TENANT                                                               UNITS/ROOMS   PER MO. ($)   UNITS/ROOMS
--   --------------------------------------------------------------------------   -----------   -----------   -----------

 1   Electric                                                                                                     160
 2   Electric, Water                                                                                              128
 3   Electric                                                                          60           675           138
 4   Water, electric, & Gas (paid by landlord, and later reimbursed by tenants)
 5   Electric                                                                                                     341
 6   Electric, Sewer, Water                                                            72           335           144
 7   Electric                                                                                                      60
 8   Electric, Gas                                                                    189           620             5
 9   Electric, Gas                                                                                                 20
10   None                                                                             142           504           142
11   Electric                                                                                                      14
12   Electric, Water                                                                                              184
13   Electric, Gas, Water
14   Electric                                                                                                      36
15   Electric, Gas, Water                                                              14           479            50
16   UAV
17   None                                                                                                          24
18   Electric, Gas, Water, Sewer                                                                                   12
19   Electric, Gas
20   Electric                                                                                                      45
21   Electric, Gas                                                                                                 56
22   Electric                                                                           5           709            27
23   Electric                                                                                                      35
24   Electric                                                                           1           600            23
25   Electric                                                                                                      16
26   Electric                                                                                                      13
27   Electric, Gas
28   Electric                                                                                                       8
29   Electric, Gas                                                                                                  2
30   Electric                                                                                                      34

                    2 BEDROOM                    3 BEDROOM                  4 BEDROOM                   5 BEDROOM
       AVG RENT       NO. OF       AVG RENT       NO. OF       AVG RENT       NO. OF       AVG RENT       NO. OF       AVG RENT
ID   PER MO. ($)   UNITS/ROOMS   PER MO. ($)   UNITS/ROOMS   PER MO. ($)   UNITS/ROOMS   PER MO. ($)   UNITS/ROOMS   PER MO. ($)
--   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------

 1      1,017           80          1,420           40          1,740
 2        836          136          1,025           24          1,355
 3        832
 4
 5        507           20            815
 6        420          144            524
 7        700           60            854
 8      1,160
 9      1,075           54          1,400            2          1,600
10        604            1            729
11        550          152            600           14            750
12        478           96            650
13
14        531          127            627           18            812
15        479          115            598           12            759
16                      72            860
17      1,400           12          1,900
18        625          126            731            2            900
19                                                  66            877
20        950           62          1,300
21      1,000           38          1,300
22        769           15            850           11          1,083
23        550           30            864
24        794           12            971            6          1,025
25        587           46            706           22            864
26        723           18            916
27                      27            748            3            875
28        800           22            986
29        850           12          1,023            6          1,246
30        950            3           1100

      6 BEDROOM                   7 BEDROOM                  OTHER UNITS
        NO. OF       AVG RENT       NO. OF       AVG RENT       NO. OF       AVG RENT      NO. OF
ID   UNITS/ROOMS   PER MO. ($)   UNITS/ROOMS   PER MO. ($)   UNITS/ROOMS   PER MO. ($)   ELEVATORS
--   -----------   -----------   -----------   -----------   -----------   -----------   ---------

 1
 2
 3
 4                                                               182           699
 5
 6
 7
 8
 9
10
11
12
13                                                               186           210
14
15
16
17
18
19
20
21
22                                                                                           1
23
24                                                                                           1
25
26                                                                 1           575
27
28
29
30

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2006-PWR12

FOOTNOTES TO APPENDIX C

(1)  BSCMI - Bear Stearns Commercial Mortgage, Inc.; WFB - Wells Fargo Bank,
     National Association; PMCF - Prudential Mortgage Capital Funding, LLC; PCF
     - Principal Commercial Funding, LLC; NLIC - Nationwide Life Insurance
     Company